Exhibit 10.19

English Translation

Premises Lease Contract

September 8, 2004

Leasor: Beijing Zhongguancun Huaxia Sci-Tech Co., Ltd (Hereinafter “Party A”)

Tenant: Beijing Worksoft Creative Software Technology Ltd (Hereinafter “Party B”)

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have entered into this Contract in accordance with the Contract Law of the People’s Republic of China, the Law of the Peoples Republic of China on the Administration of the Urban Real Estate and other relative Chinese Laws and regulations,

Article 1	Scope of Lease

Party A shall lease to Party B Room 301~304, 306, 308, 332~334, 336 and half of 305 of Huaxia Sci-Tech Building (with a total construction area of 2656 m2) as its office spaces for software research & development and administration.

The rental Party A collects from Party B shall be based on the survey result issued by an qualified survey authority (both Parties agree that the actual usable area is calculated as 75% of the construction area), which shall be provided to Party B by Party A as annex to this Contract when the construction of Huaxia Sci-Tech Building is completed.

Article 2	Commencement Date and Term of Lease

The lease of this Contract shall be a period 38 months, commencing on October 1, 2004 and expiring on November 30, 2007, of which October 1, 2004 to November 30, 2004 shall be 2-month office-fitting period free of rental charges, and Party B shall pay rental to Party A from December 1, 2004.

Article 3	Rental and Property Management Fee

I	Rental

1	The unit rental paid by Party B for the leased office spaces shall be RMB2.60 yuan per m2 construction area daily, with the total daily rental amounting to RMB6905.60 yuan.

2	Party A agrees to offer Party B the following favors:

(1)	As the first tenant of the office spaces, Party B shall receive a special favor of 168 days free of rental charges as follows:

A.	The rental for the last months of the first two years, namely November 2005 (30 days, RMB207168.00 yuan) and November 2006 (30 days, RMB207168.00 yuan), is exempted, with the total amounting to RMB414336.00 yuan.

B.	The remaining 108 days rental shall be exempted in the four months prior to the expiration of this lease, namely August 2007 (17 days, RMB117395.20 yuan), September 2007 (30 days, RMB207168.00 yuan), October 2007 (31 days, RMB214073.60 yuan) and November 2007 (30 days, RMB207168.00 yuan), with the total amounting to RMB745804.80 yuan.

The total rental exempted as calculated above amounts to RMB1160140.80 yuan.

(2)	Party A shall provide Party B a favor with respect to the ceiling decoration (silicon-calcium board and pane lights) of the leased offices. According to negotiations between the two Parties, the ceiling decoration shall be Party B’s obligation, and Party A shall provide the favor calculated as RMB0.10 yuan per m2 daily during the lease, with the total amounting to RMB290832.00 yuan, for offsetting the rental over the last two months of the actual lease, namely RMB194153.60 yuan for July 2007 and RMB96678.40 yuan for August 2007 (14 days).

(3)	In case Party B need to lease additional office space due to its business development between October 1, 2004 and November 30, 2005, Party A agrees that Party B is entitled to to lease Room 310, 312, 324, 326, 328~331 and half of 305 with first priority and at the same unit rental charges as set forth herein.

(4)	In case Party B need to lease additional office space due to its business development between December 1, 2005 and November 30, 2007, Party A agrees that Party B shall have priority to lease, provided that such priority does not affect Party A’s operation.

3	The rental shall be pre-paid quarterly, namely, Party B must pre-pay its rental to Party A, without any deduction, by the 25th day of the last month of each quarter; however, the rental over the first period (from the commencement date of the lease to the last day of the same quarter) , totaled RMB214073.60 yuan shall be pre-paid to Party A fifteen (15) days prior to the date when Party B actually move into the leased office space. However, if such date happens to be weekly rest days or other public holidays, it shall be put off to the next working day.

II	Property Management Fee

1.	The property management fee shall be RMB0.40 yuan per m2 construction area daily, with the daily property management fee amounting to RMB1062.40 yuan. Both Parties agree that the property management fee shall be increased accordingly, if the state or Beijing Municipal Government decide to raise the energy price, labor price (GNP growth rate > 3%, or other wage policy issued), price of other materials, or relative costs and fees of drainage, land use or taxation, which leads to the increase of the property management cost. Prior to any such adjustment of property management fee, Party A or its authorized Property Management Company (hereinafter “PMC”) shall deliver a notice to Party B at least one month in advance and with detailed description of the grounds for such adjustment. Party B shall pay the adjusted property management fee to Party A or its PMC thenceforward.

2.	The property management fee shall be pre-paid quarterly, namely, Party B must pre-pay its property management fee to Party A or its PMC, without deducing any cost or fee, by the 25th day of the last month of each quarter. However, the property management fee over the first period (from the date Party B move into its leased office to the next recent date to pay the property management fee, RMB32934.40 yuan) shall be pre-paid to Party A or its PMC fifteen (15) days prior to the date Party B actually move into its leased office space. However, if such date happens to be weekly rest days or other public holidays, it shall be put off to the next working day.

3.	The rental for other office spaces (including public meeting room and hall, etc) in Huaxia Sci-Tech Building shall be otherwise negotiated.

Article 4        Other municipal establishments

I	Electricity Fee

Party A or its PMC shall issue an invoice to Party B on monthly basis in accordance with the Beijing Municipal Standard for Charging Electricity Fee as well as with the electricity consumption as indicated by Party B’s separate electricity meter, and Party B shall pay such electricity fee to Party A or its PMC within seven (7) days upon receiving the said invoice. Party A or its PMC reserves the right to adjust the charging standard of electricity fee in accordance with the relative governmental adjustment.

II	Water Fee

Party A or its PMC shall issue an invoice to Party B on monthly basis in accordance with the Beijing Municipal Standard for Charging Water Fee and the water consumption as indicated by Party B’s separate water meter, and Party B shall pay such water fee to Party A or its PMC within seven (7) days upon receiving the said invoice. Party A or its PMC reserves the right to adjust the charging standard of water fee in accordance with the relative governmental adjustment.

III	Telephone Fee, Cable Fee, and Internet Fee

1	The fees for communication construction and service shall be charged in accordance with the standards issued by relative agencies such as Beijing Telecommunications.

2	Party B shall be responsible for the telephone fee and the internet cabling fee in respect of the leased office.

3	In case Party B needs additional telephone or Internet interfaces othertan the original standard configuration within the office spaces, the cost for cabling changement shall subject to Party B.

4	In addition to the above-mentioned fees and costs, Party B shall also pay the telephone fee, cable fee and Internet fee monthly.

IV	Parking Lot Rental

Party A will charge Party B the parking lot rental fee at the following monthly rate: RMB150 yuan for each reserved ground parking lot and RMB350 yuan for each reserved underground parking lot. However, it is agreed that Party A shall reserve eight (8) parking lots (including 4 ground parking lots and 4 underground parking lots) for Party B’s use free of charges during the said lease. Party B shall pay to Party A for any additional parking lots according to the rates as above prescribed.

The parking lot rental shall be pre-paid quarterly, namely, Party B must pre-pay its parking lot rental to Party A, without any deduction, by the 25th day of the last month of each quarter. The parking lot rental over the first period (from the commencement date for renting the parking lots to the next date to pay the parking lot rental fee, RMB0.00 yuan) shall be pre-paid to Party A within fifteen (15) days after Party B enters into this Contract. However, if such date happens to be weekly rest days or other public holidays, it shall be put off to the next working day.

Article 5	Deposit

I	The value of deposit hereunder shall be equal to the sum of three months’ rental and three months’ property management fee in respect of the leased office space. The peculiars of the deposit are as follows:

Deposit over three months’ rental: RMB628409.60 yuan;

Deposit over three months’ property management fee: RMB96678.40 yuan;

Total deposit: RMB725088.00 yuan.

Party B shall pre-pay the above total deposit to Party A fifteen (15) days prior to the date Party B actually move into its leased office space. In consideration of Party B’s situation, Party A agrees that Party B may defer the payment of the said deposit by six (6) months, namely, Party B may pay Party A the total deposit RMB725088.00 yuan between May 16, 2005 and May 31, 2005.

II	Upon expiration of the lease, Party B has no responsibility to restore the office spaces to its original condition, but shall vacate and surrender the office space to Party A, and Party A shall refund all the deposit, interest free, to Party B within twenty days following the day when Party B settles all the electricity and water fees and other fees and costs payable with Party A. Upon moving out of the office space, Party B shall maintain all the pipes, lines, and communication cables in sound condition and the electricity system unchanged. Party B shall repair any and all damages to the wall, floor or ceiling of the office space due to the disassembly of its equipment while moving out of the office space.

Article 6	Deposit Adjustment

The rental over the contract term is not adjustable, whereas, the property management fee may be adjusted in accordance with Article 3 hereunder. However, in case Party B lease any additional office space within the contract term, it shall pay deposit over rental and property management fee in respect of the additional office space in accordance with Article 5 hereunder.

In case the property management fee is adjusted pursuant to this Contract, and the deposit paid by Party B is therefore less than the sum of three months’ rental and three months’ property management fee, Party B shall make up the deposit within seven (7) days upon receiving notice from Party A; otherwise, Party B shall be deemed as having breached this Contract.

Article 7	Payment terms

Party B shall pay the rental, property management fee, electricity and water fee, deposit and other fees and costs hereunder in cash, by check, or, deposit them to the bank account designated by Party A or its PMC. Party A or its PMC shall produce vouchers to Party B upon settling the relative fees and costs.

Article 8	Rights and Obligations of The Parties

I	Rights and Obligations of Party A and its PMC

1	Party A and its PMC shall be responsible for the public services and establishments in Huaxia Sci-Tech Building, including: water supply and drainage (excluding water in commercial/residential houses), electricity, lighting (excluding lighting in the leased office space of Party B), air-conditioning (24 hours), heat (24 hours in winter), telephone line, public toilet establishment, cables in the building, fire control equipment, safety equipment and other necessary equipments, and normal maintenance and management of the above establishments and equipments.

2	Party A and its PMC shall be responsible for the security and Public Sanitary (of public areas and other common parts) inside Huaxia Sci-Tech Building.

3	Party A and its PMC shall be responsible for managing traffic and vehicle parking order within the domain of Huaxia Sci-Tech Building. The parking fee collected by Party A and its PMC over Party B shall be limited to Party B’s parking lot rental.

4	Party A and its PMC shall be responsible for maintaining and managing the public green land, plants and other construction articles.

5	Party A shall immediately make arrangement to repair any damage on the architecture or the central station or the main water-supply or –drainage pipes within the leased office space of Party B upon receiving notice from Party B; provided such damage is not caused by Party B.

6	Party A or its PMC may set down, publicize, modify or annul the Residents’ Guides, Guidelines for Office Fitting and other necessary regulations, which shall be fully binding upon Party B.

7	Party A reserves the following rights:

(1)	As the public establishments (including pipes for water drainage, electricity supply, air-conditioning, heat, fire control and communication) may pass the office space leased by Party B, Party A and its PMC shall have right to delegate working staff to Party B’s leased office space to check, maintain or modify such facilities, provided Party A and its PMC shall stick to the principle of affecting Party B’s business operation to the least and shall notify Party B in advance unless in emergency.

(2)	Party A or its PMC shall have right to suspend Party B’s use of the leased office space or any establishment for the purpose of maintenance upon reasonable notice.

(3)	Party A reserves the right to the exterior wall, central courtyard and patio of Huaxia Sci-Tech Building. Upon negotiation, Party A, with approval of Zhongguancun Software Park, may agree Party B to establish its logos (with limitation to the Company’s advertising signs) on the exterior wall of the building free of charge during the lease in accordance with the regulations of Zhongguancun Software Park, provided Party B has obtained necessary approval with competent authorities. Party B shall be fully liable for any advertising signs unapproved by such authorities.

8	When Party B breaches any provisions of this Contract and fails to indmnify all the losses suffered therefrom by Party A, Party A shall, among others, have right to claim all the damages and other legal responsibilities against Party B according to the losses.

9	During the lease, Party A shall have right to sell or assign the title to the leased office space to a third party; provided however that Party A shall notify Party B upon the sale or assignment. The third party will take place Party A and undertake all the rights and obligations of Party A hereunder upon acquiring the title of the office space. Party A may forward all the deposit (after deducing all reasonable fees and costs in accordance with this Contract) to the Purchaser or Assignee upon the sale or assignment. Party B agrees to re-sign a lease contract of the same terms and conditions hereof, upon the request of Party A, with the purchaser or assignee and shall have the right to claim reimbursement of the deposit or the remaining deposit against the purchaser or assignee upon expiration or earlier termination.

10	Party A may lead potential tenants to visit the office space leased by Party B three month prior to expiration of this Contract, provided that Party A shall make an appointment with Party B and shall not affect Party B’s normal business operation.

II	Rights and Obligations of Party B

1.	Party B shall comply with all the effective laws and regulations of the People’s Republic of China and Beijing Municipal while conducting its business operation within its leased office space. Party B shall strictly abide by all the regulations and management rules (including but not limited to the Residents’ Guide and Guidelines for Office Fitting) set down by Party A and its PMC while enjoying the services applicable to the leased office space.

2.	Party B may occupy and use the leased office space during the lease, provided Party B shall prepay all the rental and other fees and costs payable in accordance with this Contract and perform other obligations hereunder.

3.	Party B may reasonably use the public areas and establishments; provided Party B shall undertake relative fees and costs and abide by the reasonable restrictions laid down by the PMC.

4.	Party B shall prepay in a timely manner any and all rental, property management fee, electricity fee, water fee, telephone fee, cable fee, Internet fee, and other applicable fees and costs. During the lease, Party B shall pay any and all taxes (if any) applicable to Party B as the tenant, occupier and user of the leased office space in accordance with the laws and regulations of People’s Republic of China and Beijing Municipal.

5.	During the contract term, Party A shall have no right to reduce any fees or costs hereunder.

6.	Party B shall not re-lease or otherwise share the whole or any part of the office space with any third party without prior written consent from Party A. In case Party B desires to set up any signs, logos or other advertisements outside its leased office space or Huaxia Sci-Tech Building, Party B shall obtain prior written consent from Party A or its PMC. Party B shall follow Party A or its PMC’s instructions to lay out the signs, logos or other advertisements. Party B may not change any structure or appearance of Huaxia Sci-Tech Building, nor may Party B block any doors or windows.

7.	Party B shall promptly notify Party A or its PMC any damage to the leased office space.

8.	If Party B damages or causes any damage to the leased office space or public areas, Party B shall repair, at its own cost, the damaged part in accordance with Party A or its PMC’s requirement within ten days upon receiving written notice from Party A or its PMC. In case Party B fails to repair within such period, Party A or its PMC may repair the damage and request Party B to pay the whole fees and costs therefrom.

9.	Upon the expiration or termination of the lease in accordance with this Contract, Party B shall vacate and surrender the leased office space within fifteen days following the termination of this Contract.

10.	Party B may submit to Party A its demand to renew the lease three months prior to the expiration of this Contract. Party B shall have priority to lease the office space under the terms and conditions not less favorable than those offered to any other potential tenant, provided that the rental of the renewed lease shall be the then market price. Party A and Party B shall re-sign the contract for renewing the lease upon coming to agreement.

11.	Party B shall be fully liable to any and all personal injury or property damage caused to a third party by any improvement added, established or laid by Party B during the lease.

Article 9	Rescission and Termination

I	Party A may unilaterally rescind the Contract and immediately withdraw the leased office space without offering any compensation in any of the following cases, and Party B must move out of the office space and may not claim any reimbursement of the prepaid rental, property management fee or any other fees or costs, while Party A may claims losses, costs or other legal liabilities against Party B:

1.	Party B breaks any law or regulation of the People’s Republic of China and engages in illegal business operation;

2.	Party B unauthorizedly changes the use of the office space;

3.	Party B uses the leased office space in other’s name without prior written consent from Party A;

4.	Party B fails to pay the rental, property management fee, electricity fee, water fee or any other fee or cost in accordance with this Contract, and fails to cure it within the seven days following such fees or costs become due;

5.	Party B delegate or re-lease or otherwise share the whole or part of office space with a third party without authorization;

6.	Party B becomes insolvent due to heavy losses, and declares or is declared bankruptcy by a people’s court upon a creditor’s request;

7.	Party B fails to use the leased office space reasonably or according to its quality, and causes losses to the leased office space.

II	Except as provided in Section I of this Article, if Party B breaches any obligations or responsibilities hereunder, and still fails to correct its conducts thoroughly within ten days upon receiving written notice from Party A or its PMC, Party A may unilaterally cancel the Contract without further notice, and Party B must move out of the office space, and Party A may claims losses, costs or other legal liabilities against Party B:

III	In case this Contract or any part hereunder becomes unenforceable due to earthquake, typhoon, rainstorm, fire or any other force majeure, this Contract shall terminate in whole or in part and neither party shall be liable to pay damages to the other party; provided Party B still must settle all the rental and applicable fees and costs payable by the termination date.

Article 10	Defaulting Liabilities

I	If any Party breaches any provisions of this Contract, such defaulting Party shall pay the other Party any and all the damages due to the default. If both Parties are liable to the default, they shall undertake their respective liabilities according to the specific case.

II	If Party B breaches any term or condition hereunder, Party A, besides unilaterally terminating this Contract according to provisions hereunder, may deduce any and all the payment overdue, losses and costs from the deposit; if the deposit is not sufficient to pay such payment overdue, losses and costs, Party A may request Party B to make up such payment. In case Party B rejects to make up such payment, Party A may seize Party B’s establishments or goods in the leased office space for auction to compensate the payment, and such seizure shall not affect Party A’s further reasonable claims for compensation or other legal liabilities.

III	If Party B fails to pay the electricity fee overdue for more than seven days, Party A may unilaterally terminate this Contract according to provisions hereunder, and may request its PMC to cut off Party B’s electricity supply without further notice to Party B, until Party B settles the entire electricity fee overdue. The cost for reconnecting the electricity line shall be subject to Party B.

IV	If Party B fails to pay or delays to pay any rental or fee or other cost for any reason or no reason, Party B shall pay Party A the overdue fine as follows: the days overdue multiplied by the sum of the monthly rental, and the monthly property management fee, and the monthly budgeted electricity or water fee multiplied by 1 thousandth. If the payment is overdue for more than seven days, Party A may deem Party B as in default and terminate this Contract accordingly.

V	In case Party B wants to terminate the lease, it shall apply to Party A in writing three month in advance, and such termination shall come into effect only upon approval by Party A. If Party B unilaterally terminates the lease, Party B shall be in breach and Party A may claim any and all the economic damages suffered by Party A due to the breach against Party B.

VI	If Party A deduces Party B’s deposit in accordance with this Contract, Party B shall make up the deduced deposit within seven days upon receiving written notice from Party A; otherwise, Party B is in breach and Party A may terminate this Contract and withdraw the leased office space immediately, and seize all the rental and deposit prepaid by Party B.

Article 11 Waiver

If Party B is in breach and Party A still accept the rental, property management fee, budgeted electricity and water fees prepaid by Party B, it shall not be deemed as Party A’s waiver of its rights to claim defaulting liabilities against Party B. If the rental or other payments paid by Party B is insufficient and Party A still accepts such payment, it shall not be deemed as Party A agrees with Party B’s reduction of such payment, and shall not affect Party A’s rights to takes measures in accordance with this Contract or the laws.

Article 12	Dispute Resolution

I	The formation, effectiveness, interpretation, enforcement of this Contract and resolution of dispute hereof shall be governed by the laws of the People’s Republic of China.

II	Any dispute arising out of this Contract shall be settled by the Parties through friendly negotiation or intermediation. If the dispute cannot be settled through such negotiation or intermediation, both Parties agree to submit the dispute to Beijing Arbitration Committee for arbitration.

Article 13	Miscellaneous Provisions

I	If any provision hereunder shall be held ineffective, illegal or unenforceable under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected, and both Parties shall perform the remaining provisions as well.

II	Party B shall be liable for the conducts, excluding the registry procedure, of its employee, visitor, customer, service person, office fitter, or any other person entering Huaxia Sci-Tech Building with Party B’s express or implied consent.

III	All the costs since the effective date relating to the leased area shall be re-calculated according to the survey result upon the authorized survey department issues such survey result.

IV	Supplementary documents made by the two Parties for amending or modifying this Contract shall be equally effective as this Contract. Any other matters not prescribed in this Contract may be prescribed in an supplementary contract in writing between the Parties.

V	During the Contract term, each Party shall be liable to maintain the confidentiality of the content of this Contract, and shall not disclose such content to any third party without the other Party’s consent.

VI	This Contract is executed in quadruplicate in Chinese, all of which shall be equally authentic. Each Party hereto shall hold two counterparts.

VII	This Contract shall enter into force as of the date it is signed by both Parties; and the original [2004]01 Contract shall be abrogated at the same time.

Supplemental Agreement of Premises Lease Contract

January 28, 2005

This Contract is made and entered into by and between the following two parties:

The Lessor: Beijing Zhongguancun Huaxia Technology Co., Ltd. (hereinafter referred to as Party A)

The Lessee: Worksoft Creative Software Technology Ltd. (hereinafter referred to as Party B)

In accordance with the Contract Law of the People’s Republic of China, the Law of the People’s Republic of China on Administration of the Urban Real Estate and other relevant laws and regulations, through negotiation on the basis of equality, free will, fairness and good faith, agree to make amendments to the Clauses of the Premises Lease Contract (2004 No. 01-1) as follows:

Article 2	Commencement Date and Term of Lease

The lease Term shall be amended as from February 16, 2005 to February 15, 2008.

The lease term shall be thirty six (36) months, Party B shall pay the rental as of February 16, 2005, and shall pay the property management fee as of January 18, 2005, the day for Party B to move in.

Article 3	Rental and Property Management Fee

3.1	Rent

3.1.1 The daily rent for a square meter of building area of this Housing is RMB2.60. The daily standard rent is RMB6,905.60 in total.

3.1.2 It is agreed through consultation that Party A shall provide Party B preferences as follows:

(1)	As the first tenant of the office spaces, Party B shall receive a special favor of 168 days free of rental charges as follows:

a)	The rental for the last months of the first two years, namely January 2006 (31 days, RMB214073.60) and January 2007 (31 days, RMB214073.60), is exempted, with the total amounting to RMB428147.20.

b)	The remaining 106 days rental shall be exempted in the four months prior to the expiration of this lease, namely November 2007 (29 days, RMB200262.40), December 2007 (31 days, RMB214073.60), January 2008 (31 days, RMB214073.60) and February 2008 (15 days, RMB103584.00), with the total amounting to RMB731993.60.

The total rental exempted as calculated above amounts to RMB1160140.80 yuan.

(2)	Party A shall provide Party B a favor with respect to the ceiling decoration (silicon-calcium board and pane lights) of the leased offices. According to negotiations between the two Parties, the ceiling decoration shall be Party B’s obligation, and Party A shall provide the favor calculated as RMB0.10 yuan per m2 daily during the lease, with the total amounting to RMB290832.00 yuan, for offsetting the rental over the last three months of the actual lease, namely RMB69852.80 for September 2007 (10.12 days) ,RMB214073.60 for October 2007 (31 days), RMB6905.60 for November 2007 (One day).

(3)

In case Party B need to lease additional office space due to its business development between February 16,2005 and February 15,2006, Party A agrees that Party B is entitled to to lease Room 310, 312, 324, 326, 328~331 and half of 305 (1512 m2 total) with first priority and at the same unit rental charges as set forth herein.

(4)	In case Party B need to lease additional office space due to its business development between February 16,2005 and February 15,2006, Party A agrees that Party B shall have priority to lease, provided that such priority does not affect Party A’s operation.

3.1.3 The rental shall be pre-paid quarterly, namely, Party B must pre-pay its rental to Party A, without any deduction, by the 25th day of the last month of each quarter; however, the rental over the first period (from the commencement date of the lease to the last day of the same quarter), totaled 511014.40 shall be pre-paid to Party A fifteen (15) days prior to the date when Party B actually move into the leased office space. However, if such date happens to be weekly rest days or other public holidays, it shall be put off to the next working day.

3.2	Property Management Fee

3.2.1 The property management fee shall be RMB0.40 yuan per m2 construction area daily, with the daily property management fee amounting to RMB1062.40 yuan. Both Parties agree that the property management fee shall be increased accordingly, if the state or Beijing Municipal Government decide to raise the energy price, labor price (GNP growth rate > 3%, or other wage policy issued), price of other materials, or relative costs and fees of drainage, land use or taxation, which leads to the increase of the property management cost. Prior to any such adjustment of property management fee, Party A or its authorized Property Management Company (hereinafter “PMC”) shall deliver a notice to Party B at least one month in advance and with detailed description of the grounds for such adjustment. Party B shall pay the adjusted property management fee to Party A or its PMC thenceforward.

3.2.2 The property management fee shall be pre-paid quarterly, namely, Party B must pre-pay its property management fee to Party A or its PMC, without deducing any cost or fee, by the 25th day of the last month of each quarter. However, the property management fee over the first period (from the date Party B move into its leased office to the next recent date to pay the property management fee, RMB109427.20) shall be pre-paid to Party A or its PMC fifteen (15) days prior to the date Party B actually move into its leased office space. However, if such date happens to be weekly rest days or other public holidays, it shall be put off to the next working day.

3.2.3 The rental for other office spaces (including public meeting room and hall, etc) in Huaxia Sci-Tech Building shall be otherwise negotiated.

Article 5	Deposit

5.1 The value of deposit hereunder shall be equal to the sum of three months’ rental and three months’ property management fee in respect of the leased office space. The peculiars of the deposit are as follows:

Deposit over three months’ rental: RMB628409.60 ;

Deposit over three months’ property management fee: RMB96678.40;

Total deposit: RMB725088.00 .

Party B shall pre-pay the above total deposit to Party A fifteen (15) days prior to the date Party B actually move into its leased office space. In consideration of Party B’s situation, Party A agrees that Party B may defer the payment of the said deposit by six (6) months, namely, Party B may pay Party A the total deposit RMB725088.00 between Augester 1,2005 and Augester 15,2005

5.2 Upon expiration of the lease, Party B has no responsibility to restore the office spaces to its original condition, but shall vacate and surrender the office space to Party A, and Party A shall refund all the deposit, interest free, to Party B within twenty days following the day when Party B settles all the electricity and water fees and other fees and costs payable with Party A. Upon moving out of the office space, Party B shall maintain all the pipes, lines, and communication cables in sound condition and the electricity system unchanged. Party B shall repair any and all damages to the wall, floor or ceiling of the office space due to the disassembly of its equipment while moving out of the office space.

Article 13	Miscellaneous Provisions

13.1	If any provision hereunder shall be held ineffective, illegal or unenforceable under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected, and both Parties shall perform the remaining provisions as well.

13.2	Party B shall be liable for the conducts, excluding the registry procedure, of its employee, visitor, customer, service person, office fitter, or any other person entering Huaxia Sci-Tech Building with Party B’s express or implied consent.

13.3	All the costs since the effective date relating to the leased area shall be re-calculated according to the survey result upon the authorized survey department issues such survey result.

13.4	Supplementary documents made by the two Parties for amending or modifying this Contract shall be equally effective as this Contract. Any other matters not prescribed in this Contract may be prescribed in an supplementary contract in writing between the Parties.

13.5	During the Contract term, each Party shall be liable to maintain the confidentiality of the content of this Contract, and shall not disclose such content to any third party without the other Party’s consent.

13.6	This Contract is executed in quadruplicate in Chinese, all of which shall be equally authentic. Each Party hereto shall hold two counterparts.

13.7	This Contract shall enter into force as of the date it is signed by both Parties; and the original [2004]01 Contract shall be abrogated at the same time.

Party A (company chop):	Party B (company chop):

[Seal: Beijing Zhongguancun Huaxia Technology Co., Ltd. ]	[Seal: Worksoft Creative Software Technology Ltd.]

Beijing Zhongguancun Huaxia Technology Co., Ltd.	Worksoft Creative Software Technology Ltd.

Legal representative or	Legal representative or
authorized representative (signature):	authorized representative (signature):

/s/	/s/
Tel: 010-82825313	Tel: 010-82825266-884
Account bank:	Account bank:
Shangdi branch of Bank of Beijing	Shangdi branch of China Minsheng Banking Co., Ltd.
A/C No. 01090946300120105055773	A/C No. 011001418000079
Date:	Date: